CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") made and entered into as of the 24th day of September 1999 by and between Kyoung Bum Park (the "Consultant"), Summus, Ltd. a Delaware corporation ("Summus") and High Speed Net Solutions, Inc., a Florida corporation ("HSNS"). Summus and HSNS shall be referred to collectively as the "Companies".

                               W I T N E S S E T H

         WHEREAS, the Companies are desirous of engaging Consultant to provide certain consulting services to the Companies and Consultant is desirous of accepting such engagement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

         1. ENGAGEMENT AS CONSULTANT. The Companies hereby engage Consultant to perform consulting services to the Companies and Consultant hereby accepts such engagement and agrees to provide consulting services for the benefit of the Companies, in accordance with the terms of this Agreement.

         2. DUTIES OF CONSULTANT. Consultant agrees to make reasonable and best efforts to advise and assist the Companies in obtaining funding (the "Funds") from Samsung Group ("Samsung"). For purposes of this Agreement, all references to Funds shall include, but not be limited to, equity capital or equity investments or any funding accepted by either of the Companies, including license fees and/or royalties paid to either or both of the Companies by Samsung pursuant to an agreement initiated and closed by Consultant's efforts. Consultant agrees not to represent or introduce the wavelet technology of any other individuals or companies to Samsung.

         3. TERM. This Agreement shall commence as of the date hereof and shall continue until June 30, 2000, at which time this Agreement shall terminate, unless sooner terminated in accordance with the provisions hereof.

         4. CONSULTING FEE: For services rendered hereunder, each Company will pay or cause to be paid to Consultant an amount equal to the following formula:

                  As to Summus:
                  ------------

                  Twelve percent (12%) of all Funds accepted and received by Summus from Samsung.

                  As To HSNS:
                  ----------

                  Four percent (4%) of all Funds accepted and received by HSNS from Samsung. Two thousand share of HSNS common stock
                  (unregistered) for each One Hundred Thousand Dollars ($100,000.00) accepted and received by HSNS from Samsung.

Payments owed to Consultant under this Agreement will be made only from collected Funds received from Samsung and shall be paid over the time period during which payments from Samsung are received by either of the Companies. Each Company agrees to make payments to Consultant within seven (7) business days of receipt of cleared funds from Samsung in the Company's account. If there is a failure by either Company to make any payment to Consultant within the time required, the delinquent amount shall bear interest at the rate of ten percent (10%) per annum and shall be owed to Consultant by the defaulting Company. In addition, the Companies will reimburse Consultant for all normal, pre-approved, out of pocket business expenses, including travel, meals, lodging and similar expenses incurred while on business for the Companies upon documentation by Consultant of such expenses.

         5. INDEPENDENT CONTRACTOR STATUS. The parties expressly intend and agree that Consultant is acting as an independent contractor and not as an employee of either of the Companies. Consultant understands and agrees that he shall not be entitled to any of the rights and privileges established for the employees of the Companies (if any), including but not limited to the following retirement benefits, medical insurance coverage, severance pay benefits, paid vacation and sick pay, overtime pay or any of the foregoing items. Consultant understands and agrees that neither Company will pay or withhold from the compensation paid to Consultant pursuant to this Agreement any sums customarily paid or withheld for or on behalf of employees for income tax, unemployment insurance, social security, worker's compensation or any other withholding tax, insurance or payment pursuant to any law of governmental requirement, and all such payments as may be required by law are the sole responsibility of Consultant. Consultant agrees to hold the Companies harmless against, and indemnify the Companies for any of such payments of liabilities for which the Companies, or either of them, may become liable with respect to such matters. This Agreement shall not be construed as a partnership agreement.

         The Companies shall have no responsibility for any of Consultant's debts, liabilities or other obligations, or for the intentional, reckless, negligent or unlawful acts or omissions of Consultant or Consultant's employees or agents.

         6. CONFIDENTIALITY. Consultant shall not for any reason or at any time, whether during or after the term of this Agreement, disclose to any person (except to the extent that the proper performance of this Agreement may require disclosure to employees or agents of Samsung and such persons have entered into a confidentiality agreement in form and substance satisfactory to the Companies) any secret or confidential information obtained by Consultant in the course of, or as a result of, performance of this Agreement, which secret or confidential information relates to either Company or any subsidiary corporation of either Company, unless so authorized by the President or Executive Vice President of the Company to which such confidential information relates. Any information that
(a) was known prior to receipt from either Company free of any obligation to keep such information confidential, or (b) is disclosed to third parties by the Company to which such information relates without any requirement of confidentiality or which becomes publicly available other than by unauthorized disclosures, or (c) is independently developed by Consultant without reliance on any secret or confidential information as evidenced by his records, or (d) is disclosed as compelled by law, shall not be deemed to be secret or confidential for purposes of this Agreement. In the event of a breach or threatened breach by Consultant of the provisions of this paragraph, the affected Company shall be entitled to an injunction restraining Consultant from disclosing, in whole or in part, any such secret or confidential information; provided, however, that nothing herein shall be construed as prohibiting either Company from pursuing any other remedies available for any such breach or threatened breach, including the recovery of damages from Consultant.

         7. RIGHTS TO MATERIALS. All records, files, memoranda, reports, price lists, customer lists, plans, drawing, sketches, documents and the like (together with all copies thereof) relating to the business of either Company or any of their subsidiaries that Consultant shall use or prepare or come into contact with in the course or, or as a result of, the performance of this Agreement shall remain the sole property of the Company to whose business such information relates. Upon termination of this Agreement or upon the prior demand of either Company, Consultant shall immediately return all such materials to the Company to which such materials belong.

         8. RIGHTS TO INVENTIONS AND TECHNOLOGY. Any and all methods, inventions, patents, trademarks, and other materials developed by the Companies, their subsidiaries or any employees of the Companies or their subsidiaries that Consultant shall use or come into contact with in the course or, or as a result of, the performance of this Agreement shall be and at all times remain the sole and absolute property of the Company that developed such patents, inventions or materials.

         9. TERMINATION FOR CAUSE. A nondefaulting party shall have the right to terminate this Agreement upon the occurrence of any of the following events, and the expiration of any applicable period of cure; (a) the failure of a Company to make any payment within ten (10) days after the date when payment is due; (b) the failure of Consultant to perform his duties to the reasonable satisfaction of either of the Companies; (c) the failure of a party to comply with any other term or condition of this Agreement within ten (10) days after written notice specifying the nature of such default, without cure; and (d) any attempt by Consultant to assign or otherwise transfer Consultant's rights hereunder.

         In the event that after termination of this Agreement by the Companies for cause, either of the Companies deals with or meets with Samsung, then this Agreement shall continue to apply with respect to Samsung for a period of one year after termination notwithstanding any notice of termination previously given.

         10.      TERMINATION WITHOUT CAUSE.

         (a) Any party may terminate this Agreement without cause upon not less than thirty (30) days' prior written notice delivered to the other parties; provided however that both Companies must agree to the termination of Consultant provided for in this subsection.

         (b) Upon termination without cause pursuant to subsection (a) of this paragraph, Consultant shall remain entitled to any compensation calculated in accordance with the formula in Paragraph 4 based on Funds already received by either Company from Samsung and expenses incurred by Consultant prior to termination.

         In the event that after termination of this Agreement by the Companies without cause, either of the Companies deals with or meets with Samsung, then this Agreement shall continue to apply with respect to Samsung for a period of one year after termination notwithstanding any notice of termination previously given.

         11. REMEDIES UPON BREACH. In the event of any breach of this Agreement by Consultant, the Companies shall be entitled, if they so elect, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Consultant from violating any of the terms of this Agreement, to enforce the specific performance by Consultant of any of the terms of this Agreement and so to obtain damages, or any of the above, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as the Companies may, in their discretion, choose to invoke. The failure of either Company to promptly institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach hereof.

         12.      MISCELLANEOUS PROVISIONS.

         (a) All notices required or permitted to be given hereunder shall be given in writing and either personally delivered, or delivered by confirmed fax or overnight mail. If notices are given to the Companies, they shall be addressed to:

                           Summus, Ltd.
                           434 Fayetteville Street Mall
                           Suite 600
                           Raleigh, North Carolina 27601
                           Attention:  William B. Silvernail

                           High Speed Net Solutions, Inc.
                           434 Fayetteville Street Mall
                           Suite 600
                           Raleigh, North Carolina 27601
                           Attention:  Andrew Fox

If notices are to Consultant, they shall be addressed to:

                           Kyoung Bum Park
                           283 Sunset Drive
                           Richboro, PA 18954

                  (b) This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing signed by the party against whom such modification or agreement is sought to be enforced.

                  (c) Consultant acknowledges that this Agreement replaces in its entirety that certain Consulting Agreement dated April 21, 1999 by and between HSNS and Consultant, as amended by a letter dated April 26, 1999 from HSNS to Consultant, agreed to by Summus, and that upon execution of this Agreement, the former Consulting Agreement with HSNS shall be null and void and of no further force and effect.

                  (d)  This  Agreement   shall  be  governed  and  construed  in
accordance with the laws of the State of North Carolina, without regard to principles of conflicts of laws.

                  (e) In the event of any litigation concerning any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or the breach hereof; or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorney's fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein.

                  (f) The rights and obligations of each Company under this Agreement shall enure to the benefit of and shall be binding upon the successors and assigns of that Company. Consultant may not assign his rights and duties under this Agreement without the prior written consent of the Companies.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            SUMMUS, LTD.



                                            By:________________________________
                                                 William B. Silvernail,
                                                 Chief Executive Officer

                                             HIGH SPEED NET SOLUTIONS, INC.



                                             By:_______________________________
                                                  Andrew Fox, President


                                            CONSULTANT



                                            By:________________________________
                                                    Kyoung Bum Park